UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas (Address of principal executive offices)	78746 (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review

(a)
As previously disclosed, EZCORP, Inc. (“we” or the “Company”) has delayed the filing of our Quarterly Report on Form 10-Q for the second quarter of fiscal 2015 (ended March 31, 2015) pending the completion of a review and analysis of certain accounting issues relating to our Grupo Finmart loan portfolio, specifically:

•	The review of certain structured asset sales and the determination of whether those transactions met the criteria required for sale accounting treatment; and

•
The quantification of certain errors in a portion of our Grupo Finmart loan portfolio that may impact current and historical amounts of loan reserves and interest income and the evaluation and remediation of associated processes and controls.

Based on management's review and analysis of the structured asset sales (as further described below), the Audit Committee, in consultation with management and Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for fiscal 2014 and 2013, and BDO USA, LLP (“BDO”), our current independent registered accounting firm, concluded on July 14, 2015 that the structured asset sales did not meet the criteria required for sale accounting treatment and should not have been accounted for as sales and, therefore, that our previously issued financial statements for fiscal 2014 and the first quarter of fiscal 2015 should be restated. The Audit Committee's recommendation was presented to the full Board of Directors on July 15, 2015, and at that time, the Board determined that the audited financial statements for fiscal 2014 (including the report of the independent registered public accounting firm relating thereto), the unaudited financial statements for the quarterly periods within fiscal 2014, and the unaudited financial statements for the first quarter of fiscal 2015 should no longer be relied upon because of the accounting errors associated with the structured asset sales. Accordingly, we will restate our previously issued financial statements for those periods.
We are continuing our quantification and evaluation of other accounting errors in our Grupo Finmart loan portfolio, and have not yet determined whether additional reporting periods have been affected. See "Review of Non-Performing Loans" below.
Grupo Finmart Business Overview
We own a 76% interest in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (“Grupo Finmart”), a payroll withholding lender headquartered in Mexico City. We acquired a 60% interest in Grupo Finmart in January 2012 and increased our ownership to 76% in June 2014. Grupo Finmart’s financial results are consolidated and reported as part of our Latin America segment.
Grupo Finmart enters into payroll withholding agreements (called “convenios”) with Mexican employers principally, federal, state and local governmental agencies and provides unsecured, multiple payment consumer loans to employees of those various employers. Interest and principal payments are collected by the employers through payroll deductions and remitted to Grupo Finmart. These loans, collectively, have an average principal balance per loan of approximately $900 and an average stated term of 30 months.
Review of Grupo Finmart Asset Sales
During fiscal 2014 and the first quarter of fiscal 2015, Grupo Finmart entered into a total of six structured asset sales pursuant to which a portion of the loan portfolio was sold to a special purpose trust for the benefit of third parties (the “Asset Sales”). Each of the Asset Sales was accounted for as a sale, and we recognized a gain equal to the difference between the book value of the sold loans and the purchase price, which was generally equal to the aggregate amount of the payments Grupo Finmart expected to receive over the life of the loans minus a negotiated discount. The practical effect of this accounting treatment was to accelerate the recognition of the interest income that would otherwise have been recognized over the life of the loans.
Following a comprehensive review of the terms and conditions of each of the Asset Sales and considerable discussion involving management, Ernst & Young ("EY") (our accounting advisors), our legal advisors in the U.S. and Mexico, Deloitte and BDO, management has determined that the Asset Sales should not have been accounted for as sales, principally due to certain control rights that Grupo Finmart retained as servicer of the loans. We believe that, because of these control rights, the trusts to which the loans were sold should be accounted for as “variable interest entities” and consolidated pursuant to ASC 810-10 (Consolidation and the Variable Interest Model), and therefore, the sales should not have been recognized for accounting purposes.

The practical effect of the consolidation is that the gain on sale is eliminated, the assets and liabilities of the trusts are included in our consolidated balance sheet and interest income (along with the related expenses) is recognized over the life of the loans. This process will result, generally, in a reduction in net income in the periods during which an Asset Sale occurred (due to the reversal of the gain on sale) and an increase in net income thereafter (due to the accrual and recognition of interest income, net of expenses, over the life of the loans). We are now engaged in the process of reconstructing the financial statements for the affected periods to reflect the trust consolidation.
Although we have not yet quantified the effect of reversing the sale accounting treatment, it should be noted that, as a result of the Asset Sales, we previously recognized a total of $39.6 million of gain, as follows:

Fiscal Quarter	Realized Gain on Sale
First quarter of fiscal 2014	$4.6 million
Second quarter of fiscal 2014	$4.7 million
Third quarter of fiscal 2014	$9.9 million
Fourth quarter of fiscal 2014	$13.8 million
First quarter of fiscal 2015	$6.6 million

Total	$39.6 million
That gain will be eliminated, but interest income in the periods subsequent to the Asset Sales will be increased. Grupo Finmart's Mexican GAAP financial statements are unaffected by this adjustment.
Review of “Non-Performing” Loans
Relevant Accounting Policies — Historically, the Company has recognized interest revenue on the Grupo Finmart loans ratably over the stated term of the loans. Based on historical experience, the Company estimates the percentage of loans that it expects not to collect and establishes a bad debt reserve against the principal and accrued interest.
Grupo Finmart’s loans are considered in current status as long as the customer remains employed (“in-payroll” loans). Loans outstanding from customers who are no longer employed (“out-of-payroll” loans) are considered current if payments are made by the due date. If one payment of an out-of-payroll loan is delinquent, that one payment is considered in default; if two or more payments are delinquent at any time, the entire loan is considered in default. Upon default, we charge the loan principal to consumer loan bad debt expense, reduce interest revenue by the amount of unpaid interest accrued on the loan prior to default and cease accruing future interest revenue. If we subsequently collect some or all of the defaulted loan, we reduce consumer loan bad debt expense by the amount of collected principal and increase interest revenue by the amount of collected interest.
Under Grupo Finmart’s historic accounting policy, only defaulted out-of-payroll loans are considered in nonaccrual status. Due to the likelihood of ultimately receiving payment if the customer remains employed, we continue to accrue interest on all in-payroll loans, even though Grupo Finmart may not be currently receiving payments. It is not uncommon for payments to be temporarily interrupted. For example, it typically takes up to 90 days for the employer to set up initial payroll withholding and begin remitting payments to Grupo Finmart (a process referred to as "ratification"). Further, it is not unusual to have an interruption or delay in payments for a number of reasons, such as holidays, summer vacations, illness, convenio renewals and political elections. In addition, some larger employers act as a consolidator and remitter on behalf of other smaller employers and the payment consolidation processes, or other issues with employer systems, sometimes cause interruptions in payments.
Issues Identified in Review — In January 2015, Grupo Finmart management notified our finance management that a previous loan purchaser had requested to have some of its loans replaced because, nine months after the loan sale, some of the sold loans had still not been ratified. Upon receipt of that information, we initiated a review of the entire Grupo Finmart loan portfolio to identify all loans that were being carried as active loans but with respect to which Grupo Finmart was not currently receiving payments (“non-performing” loans) and to determine the reason that payments on the loans were not being received. During the course of this review, the following issues were identified:

•
We determined that the non-performing loans included a number of out-of-payroll loans that had not been properly classified and recognized as such. This error has caused an understatement of bad debt expense and an overstatement of accrued interest revenue in prior periods. Since March and continuing to date, we have been thoroughly analyzing the non-performing loan portfolio to (1) identify all out-of-payroll loans and (2)

determine, on a loan-by-loan basis, the period during which Grupo Finmart should have charged the loan to bad debt expense and ceased accruing interest.

•
We also found that many of the non-performing loans, while still in-payroll, have been in non-performing status for some time. Under Grupo Finmart’s historic interest accrual policy, we have accrued and recognized interest income on in-payroll loans over the stated life of the loans even though, because of delays or interruptions in the receipt of payments, the period over which the interest income is actually received is longer than the stated loan term. After reviewing the aging characteristics of the non-performing loans and consulting with Deloitte and BDO, we have determined that it is more appropriate to accrue and recognize interest income over the period that payments are actually received rather than over the stated term of the loan. Grupo Finmart's historic interest accrual policy has caused interest income to be recognized earlier than will the case by recognizing interest income over the over actual term. Since March and continuing to date, we have been thoroughly analyzing the entire Grupo Finmart loan portfolio to determine the appropriate period for the recognition of accrued interest income for each loan.

Although the issues described above could be material, we have not fully quantified the impact on bad debt reserves and accrued interest and, therefore, have not determined which prior reporting periods are affected. The identified errors that relate to fiscal 2014 or the first quarter of fiscal 2015 will be corrected as part of the restatement described above under "Review of Grupo Finmart Asset Sales." Based on the outcome of our review of the loan portfolio, we may determine that financial statements for periods prior to fiscal 2014 should also be restated. The restatements are expected to have no cash impact.
Nature of Accounting Errors
Based on the work performed to date, we believe that the errors in our previously issued financial statements are the result of unintentional accounting errors or mistakes and ineffective internal controls, and the Audit Committee has concurred with that assessment. Neither the Audit Committee nor management has identified any evidence that would indicate that the errors were the result of any deliberate attempt to misstate financial statements, misrepresent the Company’s financial condition or results of operations, or deceive or defraud investors.
Control Deficiencies and Remedial Measures
Management and the Audit Committee are working to identify and evaluate the deficiencies in our internal control over financial reporting that gave rise to the accounting errors described above. We believe that failure to properly account for the structured asset sales constitutes a material weakness in our internal control over financial reporting and a deficiency in our disclosure controls and procedures. We also believe that the failure to identify out-of-payroll loans and the failure to adequately track the aging of non-performing loans are control deficiencies that likely constitute material weaknesses in our internal control over financial reporting and likely constitute deficiencies in our disclosure controls and procedures. Because of the control deficiencies described above, our previous disclosures regarding internal control over financial reporting (including the report of the independent registered public accounting firm related thereto) and disclosure controls and procedures contained in our Annual Report on Form 10-K for the year ended September 30, 2014 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 should no longer be relied upon. We have not yet completed our evaluation of the processes and controls, and there can be no assurance that we will not identify other deficiencies in our controls or that those deficiencies, if identified, will not constitute additional material weaknesses.
The Audit Committee has engaged PricewaterhouseCoopers LLP (“PwC”) to evaluate the processes and controls at Grupo Finmart, assist with the design and implementation of an appropriate remediation plan, and provide independent advice to the Audit Committee.
Disclosures About Forward-Looking Statements
All above statements regarding the expected impact of the restatement constitute forward-looking statements that are based on our current expectations. The final amounts and the detailed presentation of the restatement will be included in our upcoming filings after we have completed our work on the restatement, Deloitte and BDO have completed their review of the financial statements for the restatement period, and the Audit Committee has completed its final review of the financial statements for the restatement period. There can be no assurance that this information will not change, possibly materially, before we file the restated financial statements.
This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the Audit Committee or management. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements. These factors include the risk that additional information may arise as a result of our internal review, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments. For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A -Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as supplemented by our Current Report on Form 8-K dated May 14, 2015.
Item 7.01 — Regulation FD Disclosure
On July 17, 2015, the Company issued a press release disclosing the Board of Directors' determination to restate the financial statements for fiscal 2014 and the first quarter of fiscal 2015. A copy of that press release is furnished as Exhibit 99.1 to this Report.
Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits.

99.1	EZCORP, Inc. press release dated July 17, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: July 17, 2015	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	EZCORP, Inc. press release dated July 17, 2015